EXHIBIT 6 (a)


                            ARTICLES OF INCORPORATION
                                       OF
                  FIDELITY AND GUARANTY LIFE INSURANCE COMPANY


FIRST: That we; CHARLES L. PHILLIPS, whose post office address is 224 Northway, Baltimore 18, Maryland; WILLIAM E. PULLEN, whose post office address is Pullen Drive, Arden On The Severn, Crownsville, Maryland; and FRED G. BOYCE, JR., whose post office address is 4102 Greenway, Baltimore 18, Maryland, all being of full age, do associate ourselves with the intention of forming a corporation under and by virtue of the Laws of Maryland.

SECOND: The name of the Corporation is Fidelity and Guaranty Life Insurance Company.

THIRD: The purposes for which the Corporation is formed are: making every insurance upon the lives of human beings and every insurance appertaining thereto; making accident and sickness insurance and accident and health insurance; granting, purchasing and disposing of annuities; granting of endowment benefits; and making such other forms of insurance and reinsurance as may now or hereafter be permitted to be made by life insurance companies.

FOURTH: The post office address of the principal office of the Corporation in the State of Maryland will be 131 East Redwood Street, Baltimore 2, Maryland. The resident agent of the Corporation is United States Fidelity and Guaranty Company, a corporation organized and existing under the Laws of Maryland, whose post office address is 131 East Redwood Street, Baltimore 2, Maryland.

FIFTH: The total number of shares of capital stock which the Corporation is authorized to issue is Ten Thousand (10,000) shares of common stock each share shall have a par value of One Hundred ($100.00) Dollars, the aggregate par value of all shares being One Million ($1,000,000.00) Dollars.

SIXTH: The Corporation shall have the number of directors fixed by the bylaws, but not less than three directors; and Fred G. Boyce, Jr., Charles H. Buck, Charles P. Crane, Hooper S. Miles, S. Page Nelson, Charles L. Phillips and William E. Pullen shall act as directors until the first annual meeting or until their successors are duly chosen and qualify.

        IN WITNESS WHEREOF, we have signed these Articles of Incorporation on the 15th day of December, 1959.

Witness:
          /s/ M. Elizabeth Marshall              /s/ Charles L. Phillips
         --------------------------------        -------------------------------

          /s/ M. Elizabeth Marshall              /s/ William E. Pullen
         --------------------------------        -------------------------------

          /s/ M. Elizabeth Marshall              /s/ Fred G. Boyce, Jr.
         --------------------------------        -------------------------------

STATE OF MARYLAND )
                             SS:
CITY OF BALTIMORE)

     This is to certify that on this 15th day of December, 1959, before me, the subscriber, a Notary Public of the State of Maryland in and for Baltimore City, personally appeared Charles L. Phillips, William E. Pullen and Fred G. Boyce, Jr. and severally acknowledge the aforegoing Articles of Incorporation to be their act.

        WITNESS my hand an Notarial Seal, the day and year last above written.
                                       /s/ Pauline A. Meyers
                                          --------------------------------------
                                          Pauline A. Meyers, Notary Public
                                          My Commission expires May 1, 1961
CERTIFICATE OF INSURANCE COMMISSIONER


        I HEREBY C(pound)RTIFY that the foregoing ARTICLES OF INCORPORATION of the Charter of FIDELITY AND GUARANTY LIFE INSURANCE COMPANY have been submitted to me for examination and have been found by me to be in accordance with the provisions of Article 48A of the Code of General Laws of Maryland and not inconsistent with the Constitution and Laws of said State.


        AS WITNESS My Hand and the Seal of the State Insurance Department of Maryland, this 15th day of December, 1959.

                                      /s/
                                      ------------------------------------------
                                      Deputy Insurance Commissioner of Maryland

                  STATE DEPARTMENT OF ASSESSMENTS AND TAXATION
                             301 WEST PRESTON STREET
                              BALTIMORE 1, MARYLAND


        You are advised that the Articles of Incorporation of

             FIDELITY AND GUARANTY LIFE INSURANCE COMPANY have been received and approved by the STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND this 16th day of December 1959 at 1:40 P.M. and will be recorded.

STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND

                                            by  /s/
                                            ------------------------------------

                     AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                  FIDELITY AND GUARANTY LIFE INSURANCE COMPANY

        Fidelity and Guaranty Life Insurance Company, a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
        FIRST: The Articles of Incorporation of the Corporation are hereby amended by striking out Article FIFTH of the Articles of Incorporation and inserting in lieu thereof the following:

                                    "FIFTH: the total number of shares of
                                    capital stock which the Corporation is
                                    authorized to issue is twenty thousand
                                    (20,000) shares of common stock, each share shall have a par value of One Hundred Dollars ($100), the aggregate par value of all shares being Two Million Dollars ($2,000,000)."

        SECOND: At a regular meeting of the Board of Directors of the Corporation held on May 22, 1974, a resolution was duly adopted declaring advisable the foregoing amendment and directing that the foregoing amendment be submitted to the stockholders of the Corporation for action.
        THIRD: The foregoing amendment was approved and consented to by the sole stockholder of the Corporation, without the necessity of a meeting, under the provisions of Section 47, Article 23, Annotated Code of Maryland.
        FOURTH: The amendment of the Articles of Incorporation of the Corporation as hereinabove set forth have been duly advised by the Board of Directors and approved by the sole stockholder of the Corporation in the manner and by the vote required by the laws of the State of Maryland.

        FIFTH: (a) The total number of shares of all classes of stock of the Corporation heretofore authorized, the number and par value of the shares of each class, and the aggregate par value of all such shares of all classes, are as follows:

Ten Thousand (10,000) shares of Common Stock of the par value of $100 per share, amounting in the aggregate to One Million Dollars ($1,000,000) par value.

               (b) The total number of shares of all classes of stock of the Corporation as increased, the number and par value of the shares of each class and the aggregate par value of all such shares of all classes, are as follows:
Twenty Thousand (20,000) shares of Common Stock of the par value of $100 per share, amounting in the aggregate to Two Million Dollars ($2,000,000) par value.




        IN WITNESS WHEREOF, FIDELITY AND GUARANTY LIFE INSURANCE COMPANY has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary, and the said President of the Company further also acknowledged said instrument to be the corporate act of the Company and stated under the penalties of perjury that to the best of his knowledge, information and belief the matters and facts therein set forth are true in all material respects, all on February 14, 1975.

Attest:                            FIDELITY AND GUARANTY LIFE INSURANCE COMPANY


/s/ William F. Spliedt             By /s/  Williford Gragg
--------------------------------     -------------------------------------------
William F. Spliedt, Secretary        Williford Gragg, President

                                Informal Action By Stockholders of Fidelity and Guaranty Life Insurance Company Under Section 47 Of Article 23 Of The Annotate Code of Maryland

        United States Fidelity and Guaranty Company, the sole shareholder (10,000 shares) of Fidelity and Guaranty Life Insurance Company who would be entitled to notice of a shareholders' meeting for the purpose of taking the action set forth below, does hereby authorize, approve and consent to the adoption, without a meeting, of the following resolution deemed advisable and duly adopted at a regular meeting of the Board of Directors of Fidelity and Guaranty Life Insurance Company held on May 22, 1974.

        RESOLVED, That the maximum number of authorized share of stock be increased to twenty thousand (20,000) shares of the par value of One Hundred Dollars ($100) each, by amending Article FIFTH of the Articles of Incorporation of this Corporation to read as follows:

                                            "FIFTH: The total number of shares
                                            of capital stock which the
                                            Corporation is authorized to issue
                                            is twenty thousand (20,000) shares
                                            of common stock, each share shall
                                            have a par value of One Hundred
                                            Dollars ($100), the aggregate par
                                            value of all shares being Two
                                            Million Dollars ($2,000,000)."


Attest:                              UNITED STATES FIDELITY AND GUARANTY COMPANY
/s/                                  By   /s/
------------------------------------      --------------------------------------
Secretary                                 Chairman of the Board and President

Dated      February 14, 1975
           -------------------------

CERTIFICATE OF INSURANCE COMMISSIONER


I HEREBY CERTIFY, That the foregoing Articles of Amendment to the Charter of the Fidelity and Guaranty Life Insurance Company changing Article Fifth now written as follows:

                                            "FIFTH: The total number of shares
                                            of capital and inserting in lieu
                                            thereof the following stock which
                                            the Corporation is authorized to
                                            issue is Ten thousand (10,000)
                                            shares of common stock, each share
                                            shall have a par value of One
                                            Hundred Dollars ($100.00) the
                                            aggregate par value of all shares
                                            being One Million Dollars
                                            ($1,000,000.00)."

and inserting in lieu thereof the following:

                                            "FIFTH: The total number of shares
                                            of capital stock which the
                                            Corporation is authorized to issue
                                            is twenty thousand (20,000) shares
                                            of common stock, each share shall
                                            have a par value of One Hundred
                                            Dollars ($100.00) the aggregate par
                                            value of all shares being Two
                                            Million Dollars ($2,000,000.00)."

have been submitted to me for examination and have been found to be in accordance with the Insurance Laws of the State of Maryland

                                            IN WITNESS WHEREOF, I have hereunto
                                            set my Hand and Affixed the Official
                                            Seal of my Office in the City of
                                            Baltimore, this 28th day of
                                            February, 1975.

                                       /s/   THOMAS J. HATEM
                                             -----------------------------------
                                             THOMAS J. HATEM
                                             Insurance Commissioner of Maryland

CERTIFICATE OF INSURANCE COMMISSIONER



        I HEREBY CERTIFY, That the foregoing Articles of Amendment to the Articles of Incorporation of the Fidelity and Guaranty Life Insurance Company changing Article Fourth now written as follows:

                                            "FOURTH: The post office address of
                                            the principal office of the
                                            Corporation in the State of Maryland
                                            will be 131 East Redwood Street,
                                            Baltimore 2, Maryland. The resident
                                            agent of the Corporation is United
                                            State Fidelity and Guaranty Company,
                                            a corporation organized and existing
                                            under the Laws of Maryland, whose
                                            post office address is 131 East
                                            Redwood Street, Baltimore 2,
                                            Maryland."

and inserting in lieu thereof the following


                                            "FOURTH: The post office address of
                                            the principal office of the
                                            Corporation in the State of Maryland
                                            is 100 Light Street, Baltimore, MD
                                            21202. The resident agent of the
                                            corporation is William F. Spliedt,
                                            an individual citizen of Maryland
                                            actually residing therein, whose
                                            post office address is 100 Light
                                            Street, Baltimore, Maryland 21202."


have been submitted to me for examination and have been found to be in accordance with the Insurance Laws of the State of Maryland.

                                            IN WITNESS WHEREOF, I have hereunto
                                            set my Hand and Affixed the Official
                                            Seal of my Office in the City of
                                            Baltimore, this 7th day of January
                                            1976.

                                       /s/   THOMAS J. HATEM
                                             -----------------------------------
                                             THOMAS J. HATEM
                                             Insurance Commissioner of Maryland

                     AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                  FIDELITY AND GUARANTY LIFE INSURANCE COMPANY

Fidelity and Guaranty Life Insurance Company, a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland that: FIRST: The Articles of Incorporation of the Corporation are hereby amended by striking out Article FOURTH of the Articles of Incorporation and inserting in lieu thereof the following:

                                            "FOURTH: The post office address of
                                            the principal office of the
                                            Corporation in the State of Maryland
                                            is 100 Light Street, Baltimore,
                                            Maryland 21202. The resident agent
                                            of the corporation is William F.
                                            Spliedt, an individual citizen of
                                            Maryland actually residing therein,
                                            whose post office address is 100
                                            Light Street, Baltimore, Maryland
                                            21202."

SECOND: At a regular meeting of the Board of Directors of the Corporation held on February 26, 1975, a resolution was duly adopted approving the foregoing amendment pursuant to Article 23, Section 8 of the Annotate Code of Maryland.

IN WITNESS WHEREOF, FIDELITY AND GUARANTY LIFE INSURANCE COMPANY has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary, and the said President of the Company further also acknowledged said instrument to be the corporate act of the Company and stated under the penalties of perjury that to the best of his knowledge, information and belief the matters and facts therein set forth are true in all material respects, all on January 2, 1976.

Attest:                            FIDELITY AND GUARANTY LIFE  INSURANCE COMPANY
/s/ William F. Spliedt             By   /s/ Williford Gragg
----------------------------------      ----------------------------------------
William F. Spliedt, Secretary           Williford Gragg, President

                     AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                  FIDELITY AND GUARANTY LIFE INSURANCE COMPANY

        Fidelity and Guaranty Life Insurance Company, a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland that: FIRST: The Articles of Incorporation of the Corporation are hereby amended by striking out Article FIFTH of the Articles of Incorporation and inserting in lieu thereof the following:

                                            "FIFTH: The total number of shares
                                            of capital stock which the
                                            Corporation is authorized to issue
                                            is fifty thousand (50,000) shares of
                                            common stock, each share shall have
                                            a par value of One Hundred Dollars
                                            ($100), the aggregate par value of
                                            all shares being Five Million
                                            Dollars ($5,000,000)."

        SECOND: At a regular meeting of the Board of Directors of the Corporation held on February 28, 1989, a resolution was duly adopted declaring advisable the foregoing amendment and directing that the foregoing be submitted to the stockholder of the Corporation for action.
        THIRD: The foregoing amendment was approved and consented to by the sole stockholder of the Corporation, without the necessity of a meeting, under the provisions of Section 47, Article 23, Annotated Code of Maryland.
        FOURTH: The amendment of the Articles of Incorporation of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the sole stockholder of the Corporation in the manner and by the vote required by the laws of the State of Maryland.
        FIFTH: (a) The total number of shares of all classes of stock of the Corporation heretofore authorized, the number and par value of the shares of each class, and the aggregate par value of all such shares of all classes, are as follows: Twenty Thousand (20,000) shares of common stock of the par value of $100 per share, amounting in the aggregate to Two Million Dollars ($2,000,000) par value.
               (b) The total number of shares of all classes of stock of the Corporation as increased, the number and par value of the shares of all classes, are as follows: Fifty Thousand (50,000) shares of common stock of the par value of $100 per hare, amounting in the aggregate to Five Million Dollars ($5,000,000) par value.

        IN WITNESS WHEREOF, FIDELITY AND GUARANTY LIFE INSURANCE COMPANY has caused these presents to be signed in its name and on its behalf by its president and its corporate seal to be hereunto affixed and attested by its Secretary, and the said President of the Company further also acknowledged said instrument to be the corporate act of the Company and stated under the penalties of perjury that to the best of his knowledge, information and belief the matters and facts therein set forth are true in all material respects, all on March 1, 1989.


Attest:                             FIDELITY AND GUARANTY LIFE INSURANCE COMPANY

/s/ William F. Spliedt               By /s/ John Avery
--------------------------------     -------------------------------------------
William F. Spliedt, Secretary        John Avery, President

CERTIFICATE OF INSURANCE COMMISSIONER

I HEREBY CERTIFY that the foregoing Articles of Amendment of the Fid1ellty and Guaranty Life Insurance Company, has been submitted to me for examination and has been found to be in accordance with the Insurance Laws of the State of Maryland.


                                            IN WITNESS WHEREOF, I have hereunto
                                            set my Hand and Affixed the Official
                                            Seal of my Officer in the City of
                                            Baltimore, this 30th day of March,
                                            1989.


                                            /s/ E. Susan Kellogg
                                            -----------------------------------
                                            E. Susan Kellogg
                                            Insurance Commissioner

                            ARTICLES OF INCORPORATION
                                       OF
                  FIDELITY AND GUARANTY LIFE INSURANCE COMPANY
                     (With all amendments to March 1, 1989)

FIRST: That we; CHARLES L. PHILLIPS, whose post office address is 224 Northway, Baltimore 18, Maryland; WILLIAM E. PULLEN, whose post office address is Pullen Drive, Arden On The Severn, Crownsville, Maryland; and FRED G. BOYCE, JR., whose post office address is 4102 Greenway, Baltimore 18. Maryland, all being of full legal age, do associate ourselves with the intention of forming a corporation under and by virtue of the Laws of Maryland.

SECOND: The name of the Corporation is Fidelity and Guaranty Life Insurance Company.

THIRD: The purposes for which the Corporation is formed are: making every insurance upon the lives of human beings and every insurance appertaining thereto; making accident and sickness insurance and accident and health insurance; granting, purchasing and disposing of annuities; granting of endowment benefits; and making such other forms of insurance and reinsurance as may now or hereafter be permitted to be made by life insurance companies.

                   AMENDMENT AUTHORIZED BY BOARD OF DIRECTORS
                              ON FEBRUARY 26, 1975

FOURTH: The post office address of the principal office of the Corporation in the State of Maryland is 100 Light Street, Baltimore, Maryland 21202. The resident agent of the corporation is William F. Spliedt, an individual citizen of Maryland actually residing therein, whose post office address is 100 Light Street, Baltimore, Maryland 21202.

                      AMENDMENT AUTHORIZED BY STOCKHOLDERS
                                ON MARCH 1, 1989

FIFTH: The total number of shares of capital stock which the Corporation is authorized to issue is fifty thousand (50,000) shares of common stock, each share shall have a par value of One Hundred ($100.00) Dollars, the aggregate par value of all shares being Five Million Dollars ($5,000,000).

SIXTH: The Corporation shall have the number of directors fixed by the bylaws, but not less than three directors; and Fred G. Boyce. Jr., Charles H. Buck, Charles P. Crane, Hooper S. Miles, S. Page Nelson, Charles L. Phillips and William E. Pullen shall act as the directors until the first annual meeting or until their successors are duly chosen and qualify.

        IN WITNESS WHEREOF, we have signed these Articles of Incorporation on the 15th day of December, 1959.

Witness:

         /s/ M. Elizabeth Marshall               /s/ Charles L. Phillips
         ----------------------------------      -------------------------------
         /s/ M. Elizabeth Marshall               /s/ William E. Pullen
         ----------------------------------      -------------------------------
         /s/ M. Elizabeth Marshall               /s/ Fred G. Boyce, Jr.
         ----------------------------------      -------------------------------


STATE OF MARYLAND )
                             SS:
CITY OF BALTIMORE)

This is to certify that on this 15th day of December. 1959. before me, the subscriber, a Notary Public of the State of Maryland in and for Baltimore City, personally appeared Charles L. Phillips, William E. Pullen and Fred G. Boyce. Jr. and severally acknowledged the aforegoing Articles of Incorporation to be their act.

WITNESS my hand and Notarial Seal, the day and year last above written.


                                         /s/ Pauline A. Myers
                                         ---------------------------------------
                                         Pauline A. Myers
                                         My Commission expires May 1, 1961.


STATE OF MARYLAND )
                             SS:
CITY OF BALTIMORE)

I hereby certify that the foregoing is a true copy of the Articles of Incorporation of Fidelity and Guaranty Life Insurance Company with all amendments to March 1, 1989. In testimony whereof I have hereunto set my hand and the seal of the Company, in the City of Baltimore, State of Maryland, this 21st day of March, 1989.


                                         /s/
                                         ---------------------------------------
                                         Secretary

Sworn to and subscribed before me, The day and year above written.

         /s/
         --------------------------------
         Notary Public